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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           ---------------------------




                                    FORM 8-K

                                 Current Report
                              Dated March 21, 2003

                                       of


                                ARRIS GROUP, INC.

                             A Delaware Corporation
                   IRS Employer Identification No. 58-2588724
                            SEC File Number 001-16631



                             11450 Technology Circle
                              Duluth, Georgia 30097
                                 (678) 473-2000













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Item 5.  Other Events.

         As used in this Current Report, the terms "ARRIS," "we," "our" and "us" each refer to ARRIS Group, Inc. and our consolidated subsidiaries, as appropriate in the context. ARRIS is filing in this Current Report on Form 8-K under Item 5, the ninth, tenth, eleventh and twelfth amendments to our credit agreement.

         On March 21, 2003, we modified the terms of our credit agreement to permit our purchase of the assets of Atoga Systems, Inc. We further modified the terms of our credit agreement on August 20, 2003 to permit our sale of the stock of our subsidiary Electronic System Products, Inc. ("ESP") to Rare Medium, Inc. and to assign a few patents pursuant to a previous agreement to which ESP was a party. The Atoga purchase and the impending ESP sale were described in our previous filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         By our August 28, 2003 amendment, we reduced by $22.5 million the aggregate revolving loan commitments under our credit facility to $92.5 million. In addition, we previously announced that we were seeking from the lenders a waiver to the fixed charge covenant ratio in our credit agreement and, on August 29, 2003, we obtained the waiver and made other modifications to our credit agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         10.1     Ninth Amendment to Credit Agreement, dated March 21, 2003.

         10.2 Tenth Amendment to Credit Agreement and Consent, dated August 20, 2003.

         10.3     Eleventh Amendment to Credit Agreement, dated August 28, 2003.

         10.4 Twelfth Amendment to Credit Agreement and Waiver, dated August 29, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ARRIS Group, Inc.



                                    By: /s/ Lawrence A. Margolis
                                       -----------------------------------------
                                       Lawrence A. Margolis
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary

Dated:  September 8, 2003


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                                INDEX TO EXHIBITS

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
         10.1     Ninth Amendment to Credit Agreement, dated March 21, 2003.

         10.2     Tenth Amendment to Credit Agreement and Consent, dated August
                  20, 2003.

         10.3     Eleventh Amendment to Credit Agreement, dated August 28, 2003.

         10.4     Twelfth Amendment to Credit Agreement and Waiver, dated August
                  29, 2003.